                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549           File No. 811-09931
================================================================================

                                 AMENDMENT NO. 3

                                       TO

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940


                                THE PRAIRIE FUND
               (Exact Name of Registrant as Specified in Charter)


             801 41ST STREET, SUITE 210, MIAMI BEACH, FLORIDA 33140
             ------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (305) 695-2848
              (Registrant's Telephone Number, including Area Code)

    MATTHEW M. ZUCKERMAN, PRESIDENT OF ZUCKERMAN MANAGEMENT ASSOCIATES, INC.
    ------------------------------------------------------------------------
             801 41st Street, Suite 210, Miami Beach, Florida 33140
                     (Name and Address of Agent for Service)

                                 WITH COPIES TO:
                                 ---------------
                                Ethan W. Johnson
                           Morgan, Lewis & Bockius LLP
                        5300 First Union Financial Center
                          200 South Biscayne Boulevard
                            Miami, Florida 33131-2339

                                Explanatory Note

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interest in the Registrant.

================================================================================

                                THE PRAIRIE FUND

                               ------------------

                                   PROSPECTUS

                               ------------------




                    THE PRAIRIE FUND IS A NO-LOAD MUTUAL FUND
                ADVISED BY ZUCKERMAN MANAGEMENT ASSOCIATES, INC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTEREST IN THE PRAIRIE FUND. THIS PROSPECTUS HAS BEEN PREPARED SOLELY FOR THE INFORMATION OF THE INVESTOR TO WHOM IT HAS BEEN DELIVERED ON BEHALF OF THE PRAIRIE FUND AND MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   May 1, 2002

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

ABOUT THE FUND..............................................................1

PRINCIPAL RISKS.............................................................2

FUND FEES AND EXPENSES......................................................3

FUND MANAGEMENT.............................................................4

PURCHASING AND REDEEMING SHARES.............................................5

TAXES AND DISTRIBUTIONS.....................................................7

FINANCIAL HIGHLIGHTS........................................................8

ADDRESSES...................................................................9

HOW TO OBTAIN MORE INFORMATION.............................................10

                                 ABOUT THE FUND

INVESTMENT OBJECTIVE

The Prairie Fund's (the "Fund") investment objective is to seek long-term capital appreciation.

INVESTMENT STRATEGIES AND POLICIES

The Fund invests in common stock issued by U.S. companies that Zuckerman Management Associates, Inc. (the "Investment Adviser") believes will present attractive long-term investment opportunities. The Investment Adviser buys and holds common stock of "quality" U.S. companies for long-term investment. In this context, "quality" refers to demonstrated earning power, sound finances, solid competitive position, and capable executive leadership. The Investment Adviser does not trade for quick profits. Stock market trends are largely ignored and no effort is made to forecast the market or time the Fund's investments to profit from the perceived outlook. Ordinarily the Fund will be fully invested. Investments are not limited to any particular capitalization size. The Investment Adviser generally will sell positions when there are negative long-term developments in the fundamental outlook of a company, such as a decrease in its growth rate or profitability.

The Investment Adviser believes that value exists in businesses, not the stock market. Consequently, a thorough analysis of the underlying fundamentals of companies, and determinations based on these fundamentals, such as of whether or not the companies are undervalued or overvalued in the marketplace, are the essential elements of the Investment Adviser's approach. The Investment Adviser also takes into account the industry in which the company participates, the position of the company within that industry and the general business climate. The Investment Adviser seeks to capitalize on the values that accumulate in such enterprises over long periods. Quality companies that have fallen from investor favor are often of interest because the price of their shares may fail to reflect the business's intrinsic value. In such cases the Investment Adviser seeks to determine whether the seemingly low price reflects temporary problems or a serious impairment of economic value. Investments are made only when it is believed that a company's long-term outlook is sound and the shares are fairly priced.

The Fund's goals and investment strategy may be changed without shareholder approval.

                                 PRINCIPAL RISKS

The Fund is intended for long term investors. Investors in search of unrealistically high returns, quick profits, income distributions, or to whom quarterly performance is important, should not invest in the Fund. There is no guaranty that the Fund will meet its investment objective. It is possible for an investor to lose money on an investment in the Fund.

MARKET RISK. Since it purchases common stock of companies, the Fund is subject to the risks that stock prices both individually and market-wide will fall over short or extended periods of time and that prices of the Fund's shares may fluctuate day-to-day. Historically, the stock markets have moved in cycles. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The stock prices of these companies may suffer a decline in response. These factors contribute to price volatility. Therefore, investors must accept the fact that although the stocks of good companies generally will rise over long periods, they can trade at virtually any price in the short run. In addition, the Fund's share price, yield and return may vary.

LIMITED PRIOR HISTORY RISK. The Fund is a recently registered fund. As such, little prior history is available to provide investors with a reflection of its past performance as a registered fund. The Fund succeeded to the assets of Prairie Fund, Inc., a Florida corporation, on August 6, 2000. Prairie Fund, Inc. was managed by the same portfolio manager as is the Fund and by following substantially the same objective, policies and philosophies as are currently followed by the Fund. Prairie Fund, Inc., however, commenced operations on January 1, 2000 and therefore also had only had a brief operating period.

MANAGEMENT RISK. Investors in the Fund face the risk that the Investment Adviser's business analyses may prove faulty. If the fundamentals of a number of large holdings are misjudged, shareholders may suffer losses even during a time when the general market and many other funds are rising.

NON-DIVERSIFICATION RISK. The Fund is "non-diversified," which means that it invests its assets in a smaller number of issuers than many other funds. Funds that invest in a relatively small number of issuers are more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified fund might be.

HOLIDAY RISK. The Fund's Investment Adviser does not trade on the principal Jewish holidays of Rosh Hashanah, Yom Kippur, Succoth, Passover and Shavuoth. Trading may nevertheless continue on the securities exchanges. Investors in the Fund face the risk that the Fund may not fully realize investment opportunities which arise on these holidays or may not protect the existing investments against loss resulting from market downturns on these holidays.

SUBCHAPTER S CORPORATION LIMITATIONS. The Fund has elected to be taxed as a Subchapter S corporation under the Internal Revenue Code of 1986, as amended. Investors in the Fund face the risk that the Fund may lose potential tax benefits afforded to Subchapter S corporations under the certain circumstances such as, for example, if a nonqualifying Subchapter S shareholder becomes an Investor. The Investment Adviser will use its best efforts to prevent nonqualifying Subchapter S Shareholders from becoming Investors, but can give no assurances that such event may happen. If an event results in the loss or termination of the Fund's Subchapter S election, the Investment Adviser will take whatever steps it believes are reasonable to have the Subchapter S election reinstated for the Fund or to make any other election, or take any other steps that it deems are in the Investors' best interests. Further, there are certain additional tax effects relating to the use of the Subchapter S corporation status of which Investors should be aware and that are described in more detail in the attached Statement of Additional Information.

TEMPORARY DEFENSIVE INVESTMENTS: When the Fund's Investment Adviser believes that changes in economic, financial or political conditions warrant, the Fund may invest without limitation in fixed income securities for temporary defensive purposes, as described in the Statement of Additional Information. If the Investment Adviser incorrectly predicts the effects of these changes, the defensive investments may adversely affect the Fund's performance.

                             FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

SHAREHOLDER TRANSACTION FEES
     (fees paid directly from your investment) ................................................................None

ANNUAL FUND OPERATING EXPENSES
     (expenses that are deducted from Fund assets as a percentage of average net assets)
     Investment Advisory Fee..................................................................................1.00%
     Other Expenses*..........................................................................................3.00%
                                                                                                        -----------
          Total Annual Fund Operating Expenses................................................................4.00%

------------
* "Other Expenses" are comprised of the expenses and fees of the Fund's custodian, administrator, transfer agent and Investment Company Institute membership as well as annual auditing, legal, filing, fidelity insurance, securities clearing, and other miscellaneous Fund expenses and fees. The Investment Adviser has voluntarily agreed to pay any amount of the fees of the Fund's custodian, administrator, transfer agent and Investment Company Institute membership that exceed in the aggregate one percent of the Fund's net asset value in any given year. The percentage shown is based on the amounts for the fiscal year ended December 31, 2001, with the Fund having approximately $3.09 million in net asset value as of such date.

EXAMPLE

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. This example uses the same assumptions that are in all SEC-registered mutual funds: a $10,000 investment for the time periods indicated, a 5% return each year and fund operating expenses that remain the same each year. The figures shown in this example are entirely hypothetical. They are not representations of past or future performance or expenses. Your actual costs and returns may be higher or lower.

1 YEAR               3 YEARS                5 YEARS              10 YEARS
------               -------                -------              --------
$80.00               $241.00                $406.00              $829.00

                                 FUND MANAGEMENT


INVESTMENT ADVISER

The Fund's Investment Adviser is Zuckerman Management Associates, Inc., 801 41st Street, Suite 210, Miami Beach, Florida 33140. The Investment Adviser is registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. Dr. Matthew M. Zuckerman is the president of the Investment Adviser which was incorporated in May 1999. The Investment Adviser provides investment advice and portfolio management services and oversees the administration of the Fund. Dr. Zuckerman has many years of experience in managing investments. His investment management style has been to target stocks of "quality" U.S. companies for long-term investment. In this context, "quality" refers to demonstrated earning power, sound finances, solid competitive position, and capable executive leadership. The Investment Adviser does not trade for quick profits. Stock market trends are largely ignored and no effort is made to forecast the market or time the Fund's investments to profit from the perceived outlook. His principal occupation has been dentistry. Dr. Zuckerman graduated from NYU in 1949. He received his degree in dentistry in 1954 from NYU College of Dentistry. As of December 31, 2001, the Investment Adviser had approximately $6,915,000 in net assets under management.

The Investment Adviser charges an annual investment advisory fee of one percent per annum of the Fund's average daily net asset value paid quarterly. The Investment Adviser has voluntarily agreed to pay any amount of the fees of the Fund's custodian, administrator, transfer agent and Investment Company Institute membership that exceed in the aggregate one percent of the Fund's net asset value in any given year.

The Fund will be responsible for paying any brokerage fees or commissions incurred on its behalf. The Investment Adviser will have the right to determine which brokers and dealers the Fund will use.

As noted above, the Fund succeeded to the assets of Prairie Fund, Inc., a Florida corporation (the "Corporation"), on August 6, 2000. The total return for the Corporation and the Fund together was (9.69)% for the year ended December 31, 2001. This figure is net of all fees and expenses, including investment advisory fees. Past performance is not an indication of future results. The Fund's benchmark index, Standard & Poor's 500, returned (11.21)% for the same time period. The Standard & Poor's Index is an unmanaged, market capitalization weighted index measuring the performance of a representative sample of leading companies in leading industries. The return of the Index assumes reinvestment of all dividends and distributions. The Index does not have fees or expenses associated with it and it is not available as an investment option. The Corporation, which was established on January 1, 2000, was managed by the same person as is the Fund and by following substantially the same objective, policies and philosophies as are currently followed by the Fund. The Corporation was not registered under the Investment Company Act of 1940 (the "1940 Act") and thus was not subject to certain investment and operational restrictions that are imposed by the 1940 Act. If the Corporation had been registered under the 1940 Act, its performance may have been adversely affected. In addition, the Fund is subject to certain fees and expenses to which the Corporation was not subject.

                         PURCHASING AND REDEEMING SHARES

PRICING FUND SHARES

The Fund will determine its net asset value on each business day ("Business Day"). As used herein, the term "Business Day" means every day other than Saturdays, Sundays and other days on which the New York Stock Exchange is closed for trading. Orders to buy or redeem shares that are received in good order prior to 4:00 P.M. Eastern Time on a Business Day will be processed at the net asset value calculated that day. Net asset value per share is calculated by dividing the Fund's net assets by the number of shares outstanding at the Fund's close of business on each Business Day. In calculating net asset value, the Fund generally values its portfolio at market price. If market prices are unavailable or the Fund thinks that they are unreliable, fair value prices may be determined in good faith using methods approved by the Board of Trustees.

HOW TO BUY SHARES

Please note shares of the Fund currently are not available to the public. Share ownership is limited to eligible shareholders of corporations taxable under Subchapter S of the Internal Revenue Code. Eligible shareholders may buy shares of the Fund on a no-load basis on any Business Day by completing an account application and enclosing a check payable to "The Prairie Fund." No interest is paid to investors on funds held by the Fund.

The minimum initial purchase is $5,000. Orders and redemptions are accepted for fractional shares. You should send your check payable to "The Prairie Fund" with a completed account application to Mutual Shareholder Services, LLC (the "Administrator") at the following address:

Mutual Shareholder Services, LLC
8869 Brecksville Road, Suite C
Brecksville, OH  44141

ADDITIONAL INVESTMENTS

Additional purchases can be made for $1,000 or more and should be mailed to the Administrator at the above address. Please remember to include your account number on your check.

To open an account for a spouse or child you may be asked to present additional documents as proof of the relationship in addition to an account application. You will also be asked to provide your existing account number and taxpayer identification number. You should use caution when giving these numbers to another person because that person may be able to gain access to your account or other confidential financial information.

o The Fund will not accept third-party checks (i.e., any checks which are not made payable to the order of the Fund or the Administrator).

o You may make fixed, periodic investments into the Fund by means of automatic money transfers from your bank checking accounts. To establish automatic money transfers, you may contact the Administrator.

HOW TO REDEEM SHARES

You may redeem your shares on any Business Day either in writing via mail or facsimile, or by telephone if you elected the telephone redemption privilege on your account application. You should submit your written redemption request directly to:

Mutual Shareholder Services, LLC
8869 Brecksville Road, Suite C
Brecksville, OH  44141
Phone:(877) 593-8637 or (440) 922-0066
Fax: (440) 922-0110

If your account is held in the name of a corporation, as a fiduciary or agent, or as a surviving joint owner, you may be required to provide additional documents with your redemption request. Please remember that all redemption requests must include your name and account number.

ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

The Fund reserves the following rights as they relate to purchases and redemptions:

o To redeem your shares if your account balance falls below $5,000 or for any other reason set forth herein. You will receive 30 days notice to increase the value of your account to $5,000 before the account is closed;

o    To refuse any purchase order;

o    To refuse third-party checks for purchases of shares;

o    To change or waive the Fund's investment minimums;

o To suspend the right to redeem and delay redemption proceeds during times when trading on the New York Stock Exchange is restricted or halted, or otherwise as permitted by the board of trustees when it deems suspension or delay in the best interest of shareholders;

o To require a signature guaranty for fund redemptions sent to an address different from the address of record; and

o To require a signature guaranty for some fund redemptions and IRA transfers.

Shareholders should be aware that purchase and redemption requests mailed to the Administrator will not be processed until they are received by the Fund at the address above. You can avoid delays by faxing requests for purchases and redemptions directly to the Administrator at (440) 922-0110. A subscription for purchasing shares will not be finalized until any checks submitted as payment for the subscription price have cleared the bank against which such checks have been drawn. No redemption requests for the subscribed shares will be accepted by the Administrator during this period.

                             TAXES AND DISTRIBUTIONS

Because the Fund is taxable as a Subchapter S corporation for federal income tax purposes, each Investor will reflect on his or her individual tax return his or her share of the Fund's income, gain, loss, deduction and credits each year as reported to each Investor by the Fund.

The Fund will make such distributions as the Board of Directors determines each year. Distributions are taxable to Investors only to the extent that they exceed an Investor's basis in its shares of the Fund. If the distribution's exceed an Investor's basis in his or her shares of the Fund, the distribution produces capital gain in the amount the distribution exceed such basis.

If an Investor that redeems all of his or her shares in the Fund will generally realize gain or loss computed by offsetting the redemption proceeds against the Investor's basis in his or her shares. An Investor's basis in his or her shares generally equals his or her original purchase price, decreased by (i) losses or deductions allocated to such Investor and (ii) nontaxable distributions, and increased by income allocated to such Investor. Certain adjustments are made to an Investor's basis if a redemption occurs other than at the end of the Fund's tax year. If an Investor redeems less than all of his or her shares in the Fund, he or she may, under certain circumstances, be treated as having received a distribution from the Fund rather than engaging in an exchange receiving capital gain treatment. If an Investor is treated as receiving a distribution from the Fund, such distribution will only be taxable to the Investor to the extent that it exceeds such Investor's basis in the shares redeemed. If the redemption proceeds exceed such Investor's basis in his or her shares of the Fund, a capital gain is produced in the amount such redemption proceeds exceed such basis.

See the attached Statement of Additional Information for more detail with respect to the federal income tax consequences of owning shares in the Fund.

                              FINANCIAL HIGHLIGHTS

The following financial highlights table is intended to help you understand the Fund's financial performance for the past fiscal year. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been extracted from the Fund's financial statements which were audited by McCurdy & Associates CPA's Inc., the Fund's Independent Auditors, whose report, along with the Fund's financial statements, are incorporated by reference in the Fund's Statement of Additional Information and are included in the Fund's annual report, which is available upon request.

PER SHARE OPERATING PERFORMANCE (FOR A SHARE OF COMMON STOCK OUTSTANDING THROUGHOUT THE PERIOD):

                                                                                    1/1/01              1/1/00*
                                                                                      to                   to
                                                                                   12/31/01             12/31/00
                                                                                   --------             --------
Net asset value, beginning of period (January 1, 2001)                               9.98                10.00

Operations
  Investment loss-net                                                               (0.26)               (0.07)
  Net realized and unrealized gain on investments                                   (1.56)                0.05

     Total from investment operations                                               (1.82)               (0.02)

Net asset value, as of December 31, 2001                                             8.16                 9.98

Total investment return based on market value per share                            (18.24)%             (2.20)%

RATIOS AND SUPPLEMENTAL DATA:

Net assets, as of December 31, 2001 (in 000's)                                       3,091               3,780

Ratio of expenses to average net assets                                              4.00%               2.60%

Ratio of expenses to average net assets                                              4.00%               1.52%

Ratio of investment loss-net to average net assets - before                         (3.00)%             (0.79)%
reimbursement

Ratio of investment loss-net to average net assets - after                          (3.00)%             (1.87)%
reimbursement

Portfolio turnover rate                                                             22.70%               23.84%

-------------
* - commencement of operations

                                    ADDRESSES

         INVESTMENT ADVISER

                  Zuckerman Management Associates, Inc.
                  801 41st Street, Suite 210
                  Miami Beach, FL 33140

         CUSTODIAN

                  UMB Bank, N.A.
                  928 Grand Boulevard, 10th Floor
                  Kansas City, MO 64106

         ADMINISTRATOR

                  Mutual Shareholder Services, LLC
                  8869 Brecksville Road, Suite C
                  Brecksville, OH  44141

         TRANSFER AGENT

                   Mutual Shareholder Services, LLC
                   8869 Brecksville Road, Suite C
                   Brecksville, OH  44141

         LEGAL COUNSEL

                  Morgan, Lewis & Bockius LLP
                  5300 First Union Financial Center
                  200 S. Biscayne Boulevard
                  Miami, FL 33131-2339

         INDEPENDENT AUDITORS

                  McCurdy & Associates CPA's Inc.
                  27955 Clemens Road
                  Westlake, OH  44145

                         HOW TO OBTAIN MORE INFORMATION

The Fund's Statement of Additional Information ("SAI"), dated May 1, 2002, contains additional, more detailed information about the Fund. The SAI is incorporated by reference into this Prospectus. This means that the SAI is legally a part of this Prospectus.

The Fund publishes annual and semi-annual reports ("Shareholder Reports") which contain additional information about the Fund's investments. In the Fund's annual report, you will find a discussion of the market conditions and the investment strategies that significantly affected the Fund's performance during its last fiscal year.

You may obtain the SAI and Shareholder Reports without charge by contacting the Administrator toll-free at (877) 593-8637 or by writing to Zuckerman Management Associates, Inc., 801 41st Street, Suite 210, Miami Beach, Florida 33140.

Information about the Fund, including the SAI and Shareholder Reports, may be obtained from the Securities and Exchange Commission in any of the following ways, (1) In person: you may review and copy documents in the Commission's Public Reference Room in Washington D.C. (for information call 202-942-8090);
(2) On-line: you may retrieve information from the Commission's web site at http://www.sec.gov; (3) By mail: you may request documents, upon payment of a duplicating fee, by writing to Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549-0102; or (4) By e-mail: you may request documents, upon payment of a duplicating fee, by e-mailing the Securities and Exchange Commission at the following address: publicinfo@sec.gov. To aid you in obtaining this information, the Fund's Investment Company Act registration number is 811-09931.

                                THE PRAIRIE FUND

                             -----------------------

                       STATEMENT OF ADDITIONAL INFORMATION

                             -----------------------

                                   May 1, 2002




         This Statement of Additional Information does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interest in The Prairie Fund. This Statement of Additional Information has been prepared solely for the information of the investor to whom it has been delivered on behalf of The Prairie Fund and may not be reproduced or used for any other purpose.

         This Statement of Additional Information is not a Prospectus. This Statement of Additional Information should be read in conjunction with the Prospectus dated May 1, 2002. A copy of the Prospectus may be obtained by writing Zuckerman Management Associates, Inc., 801 41st Street, Suite 210, Miami Beach, Florida 33140, or by telephoning the Mutual Shareholder Services, LLC at
(877) 593-8637.

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----


FUND HISTORY...............................................................1

INVESTMENTS................................................................1

INVESTMENT RESTRICTIONS....................................................1

MANAGEMENT OF THE FUND.....................................................3

INVESTMENT ADVISER AND OTHER SERVICES......................................6

BROKERAGE SERVICES.........................................................7

FISCAL YEAR................................................................8

REDEMPTION OF SHARES AND DETERMINATION OF NET ASSET VALUE..................8

TAXES......................................................................9

5% SHAREHOLDERS...........................................................10

CALCULATION OF YIELD AND RETURN...........................................11

PERFORMANCE COMPARISONS...................................................12

                                  FUND HISTORY

         The Prairie Fund (the "Fund") was organized on April 12, 2000 as a Delaware business trust. The Fund is registered with the Securities and Exchange Commission as a non-diversified open-end management investment company under the Investment Company Act of 1940. Shares of beneficial interest of the Fund are sold pursuant to Section 4(2) of the Securities Act of 1933, and are not registered under that Act. The Fund succeeded to the assets of Prairie Fund, Inc., a Florida corporation, on August 6, 2000. Prairie Fund, Inc. commenced operations on January 1, 2000 and was managed by the same portfolio manager as is the Fund and by following substantially the same objective, policies and philosophies as are currently followed by the Fund.

                                   INVESTMENTS

         Ordinarily the Fund will be fully invested in common stocks issued by U.S. companies. However, during unusual economic or market conditions, or for temporary defensive or liquidity purposes, the Fund may invest in any of the following types of securities:

         CERTIFICATES OF DEPOSIT. The Fund may invest in negotiable short-term obligations issued by commercial banks or savings and loan associations against funds deposited in the issuing institution (certificates of deposit). Variable rate certificates of deposit are certificates of deposit on which the interest rate is periodically adjusted prior to their stated maturity based upon a specified market rate.

         MUNICIPAL SECURITIES. The Fund may invest in fixed income securities issued by local, state and regional governments that provide income that is exempt from federal income taxes (municipal securities). Municipal securities involve the risk that an issuer may call securities for redemption, which could force the Investment Adviser to reinvest the proceeds at a lower rate of interest.

         U.S. TREASURY SECURITIES. The Fund is free to invest in U.S. Treasury securities of varying maturities. There are usually no brokerage commissions, as such, paid by the Fund in connection with the purchase of such instruments. The value of such securities can be expected to vary inversely to the changes in prevailing interest rates. Thus, if interest rates have increased from the time a security was purchased, such security, if sold, might be sold at a price less than its cost. Similarly, if interest rates have declined from the time a security was purchased, such security, if sold, might be sold at a price greater than its cost.

                             INVESTMENT RESTRICTIONS

         The Fund is subject to the following restrictions which are fundamental policies and may not be changed without a vote of the majority of the outstanding voting securities of the Fund:

                  (1) Borrow money in excess of 5% of the value (taken at the lower of cost or current value) of the Fund's total assets (not including the amount borrowed) at the time the borrowing is made, and then only from banks as a temporary measure to facilitate the meeting of redemption requests (and not for leverage) or for extraordinary or emergency purposes.

                  (2) Pledge, hypothecate, mortgage or otherwise encumber its assets in excess of 10% of the Fund's total assets (taken at cost), and then only to secure borrowings permitted by Restriction 1 above.

                  (3) Purchase securities on margin, except such short-term credits as may be necessary for the clearance of purchases and sales of securities.

                  (4) Make short sales of securities or maintain a short position for the account of the Fund unless at all times when a short position is open, the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

                  (5) Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

                  (6) Purchase or sell real estate, although it may invest in securities of issuers, which deal in real estate, including securities of real estate investment trusts, and may purchase securities, which are secured by interests in real estate.

                  (7) Purchase or sell commodities or commodity contracts, including future contracts.

                  (8) Make loans, including lending portfolio securities, except by purchase of debt obligations or by entering into repurchase agreements.

                  (9) Acquire any securities of companies within one industry, if, as a result of such acquisition, more than 25% of the value of the Fund's total assets would be invested in securities of companies within such industry.

         It is contrary to the Fund's present policy, which may be changed by the Board of Trustees without shareholder approval, to borrow money, pledge or hypothecate its assets, make any short sales of securities, maintain any short position for the account of the Fund, issue senior securities, or purchase foreign securities which are not publicly traded in the United States. In addition, it is contrary to the Fund's present policy to:

                  (1) Invest more than 10% of the Fund's net assets in securities, which at the time of such investment are not readily marketable.

                  (2) Write (sell) or purchase options.

                  (3) Buy or sell oil, gas or other mineral leases, rights or royalty contracts.

                  (4) Make investments for the purpose of gaining control of a company's management.

         All percentage limitations on investments set forth herein and in the Prospectus will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

         The phrase "shareholder approval," as used in the Prospectus, and the phrase "vote of a majority of the outstanding voting securities," as used herein, means the affirmative vote of the lesser of (1) more than 50% of the outstanding voting shares of the Fund, or (2) 67% or more of the voting shares of the Fund present at a meeting if more than 50% of the outstanding shareholders are present at the meeting in person or represented by proxy.

                             MANAGEMENT OF THE FUND

         The Management of the Fund is overseen by a board of trustees ("Board of Trustees"). The Board of Trustees meets regularly to review the Fund's activities, contractual arrangements and performance.

MEMBERS OF THE BOARD OF TRUSTEES AND OFFICERS

         Set forth below are the names, dates of birth, position with the trust, length of term of office and their principal occupations during the past five years for the member of the Board of Trustees. The mailing address of the trustees and officers is c/o the Fund, 801 41st Street, Suite 210, Miami Beach, Florida 33140.

"INTERESTED PERSON" TRUSTEES

         MATTHEW M. ZUCKERMAN, Age 72, Chairman of the Board of Trustees and President of the Fund (since 2000); Principal of Zuckerman Management Associates, Inc. Mr. Zuckerman manages and has managed trust portfolios for 40 years. His principal occupation is dentistry. Dr. Zuckerman graduated from NYU in 1949. He received his degree in dentistry in 1954 from NYU College of Dentistry. Mr. Zuckerman is a member of the board of directors of Beth Israel Congregation in Miami Beach, Florida. He is also a senior attending physician at Mount Sinai Hospital, as well as an adjunct professor at the University of Miami School of Medicine. Mr. Zuckerman has been Chairman of the Board of Trustees and President of the Fund since its inception. Mr. Zuckerman is the father of Nancy Z. Markovitch, a fellow member of the Board of Trustees.

         NANCY Z. MARKOVITCH, Age 42, Trustee, Treasurer and Secretary of the Fund (since 2000); Private Investor since 1990. Ms. Markovitch is a Trustee for various trust funds for the benefit of her children and in this capacity has been active in the management of investments over a number of years. Ms. Markovitch is a member of the executive board of directors of the Hillel Day School of Boca Raton (the "School"), as well as the Chairman of the School's Building Committee and Annual Fund Raising Committee. Ms. Markovitch also sits on the Security Committee of the Palm Beach County Jewish Federation, which focuses on safety issues surrounding the numbers of Federation. She was employed from 1980 to 1988 by Eric Emmanuel Company, municipal bond investments, in New York City as a registered broker, executive secretary and office manager. Ms. Markovitch has been a Trustee and Treasurer and Secretary of the Fund since its inception. Ms. Markovitch is the daughter of Matthew M. Zuckerman, a fellow member of the Board of Trustees.

"NON-INTERESTED PERSON" TRUSTEES

         ELIAS M. HERSCHMANN, MD Age 64, Trustee, Member of the Fund's Audit Committee (since 2000); Gastroenterologist affiliated with Miami Heart Institute in Miami Beach, Florida and Aventura Hospital in Aventura, Florida. Dr. Herschmann was a Major in the United States Air Force, Medical Corps, School of Aerospace Medicine. He was the Chief of the Gastroenterology Section, Clinical Science Division, United States Air Force School of Aerospace Medicine from 1968-1970. Dr. Herschmann graduated from Yeshiva College in 1959 and received his degree in medicine in 1963 from State University of New York, Downtown Medical

         Center in Brooklyn, New York. Dr. Herschmann is presently a Member of the City of Miami Beach Community Relations Board and President of Young Israel of Miami Beach. Dr. Herschmann has been a Trustee of the Fund since its inception.

         JACK LEVINE, CPA, Age 52, Trustee, Member of the Fund's Audit Committee (since 2000); Certified Public Accountant in the State of Florida. President of Jack Levine, PA, CPA's for more than 20 years. Member of the American Institute of Certified Public Accounts, the Florida Institute of Certified Public Accountants and the New York Society of Certified Public Accountants. He is director of numerous civic and charitable organizations and was formerly director of Bankers Savings Bank in Coral Gables, Florida. Mr. Levine has been a Trustee of the Fund since its inception.

         JOSEPH WIESEL, Age 60, Trustee, Member of the Fund's Audit Committee (since 2000); Chief Financial Officer of Ivory International, Inc. since 1995. Mr. Wiesel is active in The Hebrew Academy and served two terms as president of Beth Israel Congregation in Miami Beach. Mr. Wiesel is a 1962 graduate of City College of New York. Mr. Wiesel has been a Trustee of the Fund since its inception.

         The Fund's Declaration of Trust provides that the Fund will indemnify each of its Trustees against liabilities and expenses incurred in connection with the litigation in which they may be involved because of their offices with the Fund, except if it is determined in the manner specified in the Bylaws that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Fund.

AUDIT COMMITTEE

         The Board has a standing Audit Committee that is composed of each of the independent Trustees of the Fund. The Audit Committee operates under a written charter approved by the Board. The principal responsibilities of the Audit Committee include: recommending which firm to engage as the Fund's independent auditor and whether to terminate or continue this relationship; reviewing the independent auditor's compensation, the proposed scope and terms of its engagement, and the firm's independence; serving as a channel of communication between the independent auditor and the Trustees; reviewing the results of each external audit, including any qualifications in the independent auditor's opinion, any related management letter, management's responses to recommendations made by the independent auditors in connection with the audit, reports submitted to the Committee by the internal auditing department of the Fund's Administrator that are material to the Fund as a whole, if any, and management's responses to any such reports; reviewing the Fund's audited financial statements and considering any significant disputes between the Fund's management and the independent auditor that arose in connection with the preparation of those financial statements; considering, in consultation with the independent auditors and the Fund's senior internal accounting executive, if any, the independent auditor's report on the adequacy of the Fund's internal financial controls; reviewing, in consultation with the Fund's independent auditor, major changes regarding auditing and accounting principles and practices to be followed when preparing the Fund's financial statements; and other audit related matters.

         Elias M. Herschmann, MD, Jack Levine, CPA and Joseph Wiesel currently serve as members of the Audit Committee. The Audit Committee meets periodically, as necessary, and met once in the most recently completed Fund fiscal year. The Audit Committee last met on April 11, 2002.

FUND SHARES OWNED BY BOARD MEMBERS

         The following table shows the dollar amount range of each Trustee's "beneficial ownership" of shares of the Fund for the most recently completed calendar year. Dollar amount ranges disclosed are established by the SEC. "Beneficial ownership" is determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("1934 Act"). The Trustees and officers of the Fund own less than 1% of the outstanding shares of the Fund.

---------------------------------------- -------------------------------------- --------------------------------------
                 NAME                           DOLLAR RANGE OF SHARES            AGGREGATE DOLLAR RANGE OF SHARES
---------------------------------------- -------------------------------------- --------------------------------------
Matthew M. Zuckerman                                     None                                   None
---------------------------------------- -------------------------------------- --------------------------------------
Nancy Z. Markovitch                                      None                                   None
---------------------------------------- -------------------------------------- --------------------------------------
Elias Herschmann, MD                                     None                                   None
---------------------------------------- -------------------------------------- --------------------------------------
Jack Levine, CPA                                         None                                   None
---------------------------------------- -------------------------------------- --------------------------------------
Joseph Wiesel                                            None                                   None
---------------------------------------- -------------------------------------- --------------------------------------


BOARD COMPENSATION

         Trustees and officers of the Fund did not and will not receive fees or salaries from the Fund for the past fiscal year, but will receive reimbursements from the Fund for attending Board of Trustees meetings. Matthew M. Zuckerman and Nancy Z. Markovitch, as officers and stockholders of the Investment Adviser, will benefit from the investment advisory fee paid by the Fund.

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
NAME AND POSITION               AGGREGATE        PENSION OR RETIREMENT     ESTIMATED ANNUAL      TOTAL COMPENSATION
                            COMPENSATION FROM     BENEFITS ACCRUED AS        BENEFITS UPON       FROM THE FUND PAID
                            THE FUND FOR THE     PART OF FUND EXPENSES        RETIREMENT         TO TRUSTEES FOR THE
                            FISCAL YEAR ENDED                                                     FISCAL YEAR ENDED
                            DECEMBER 31, 2001                                                     DECEMBER 31, 2001
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Matthew Zuckerman,                 N/A                    N/A                     N/A                    N/A
Trustee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Nancy Markovitch,                  N/A                    N/A                     N/A                    N/A
Trustee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Elias Herschmann, MD,              N/A                    N/A                     N/A                    N/A
Trustee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Jack Levine, CPA,                  N/A                    N/A                     N/A                    N/A
Trustee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Joseph Wiesel, Trustee             N/A                    N/A                     N/A                    N/A
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


                      INVESTMENT ADVISER AND OTHER SERVICES

THE INVESTMENT ADVISER

         Under a written advisory contract ("Investment Advisory Agreement") between the Fund and the Investment Adviser, subject to such policies as the Trustees of the Fund may determine, the Investment Adviser, at its expense, furnishes an investment program for the Fund and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities subject always to applicable investment objectives, policies and restrictions.

         Pursuant to the Investment Advisory Agreement and subject to the oversight of the Trustees, the Investment Adviser also manages, supervises and conducts the other affairs and business of the Fund, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all fees and expenses of the officers of the Fund. As indicated under "Portfolio Transactions -- Brokerage and Research Services," the Fund's portfolio transactions may be placed with brokers which furnish the Investment Adviser, without cost, certain research, statistical and quotation services of value to it or its affiliates in advising the Fund or their other clients. In so doing, the Fund may incur greater brokerage commissions than it might otherwise pay.

         The Investment Advisory Agreement has been approved by the Trustees of the Fund. By its terms, the Investment Advisory Agreement has an initial term of two years and will continue in force thereafter from year to year, but only so long as its continuance is approved at least annually by the Trustees at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund. The Investment Advisory Agreement automatically terminates on assignment, and is terminable upon notice by the Fund. In addition, the Investment Advisory Agreement may be terminated on not more than 60 days' notice by the Investment Adviser to the Fund.

         The Investment Adviser charges an annual investment advisory fee of one percent per annum of the Fund's average daily net asset value paid quarterly. The Investment Adviser has agreed to pay any amount of the fees of the Fund's custodian, administrator, transfer agent and Investment Company Institute membership that exceed in the aggregate one percent of the Fund's net asset value in any given year.

         The Fund pays, in addition to the investment advisory and the other fees and expenses described above, all other expenses not borne by the Investment Adviser, including, without limitation, expenses of the Trustees, interest charges, taxes, securities brokerage commissions, securities clearing fees, auditing and legal expenses, the costs of reports to shareholders, expenses of meetings of shareholders, expenses of printing and mailing Prospectus, proxy statements and proxies to existing shareholders, and fidelity insurance premiums. The Fund is also responsible for such non-recurring expenses as may arise, including litigation in which the Fund may be a party, and other expenses as determined by the Trustees. The Fund may have an obligation to indemnify its officers and Trustees with respect to such litigation.

         For the fiscal year ended December 31, 2001, the Fund paid $32,593 to the Investment Advisor for the investment advisory fee. Other fees and expenses, which included the fees of the Fund's custodian, administrator, transfer agent and Investment Company Institute membership as well as the Fund's annual auditing, legal, filing, fidelity insurance, securities clearing, and other miscellaneous expenses and fees of the Fund for the fiscal year ended December 31, 2001, totaled $97,777.

         The Investment Advisory Agreement provides that the Investment Adviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

         The Investment Adviser is a Florida corporation organized on June 14, 1999. A majority of the outstanding voting shares of the Investment Adviser are owned by Matthew M. Zuckerman. As of December 31, 2001, the Investment Adviser had approximately $6,915,000 in net assets under management.

                               BROKERAGE SERVICES

         Transactions on stock exchanges and other agency transactions involve the payment by the Fund of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. There is generally no stated commission in the case of securities traded in the over-the-counter markets but the price paid by the Fund usually includes a dealer commission or mark-up. It is anticipated that most purchases and sales of short-term portfolio securities will be with the issuer or with major dealers in money market instruments acting as principals. In underwritten offerings, the price paid includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

         When the Investment Adviser places orders for the purchase and sale of portfolio securities for the Fund and buys and sells securities for the Fund, it is anticipated that such transactions will be effected through a number of brokers and dealers. In so doing, the Investment Adviser intends to use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent that it may be permitted to pay higher brokerage commissions as described below. In seeking the most favorable price and execution, the Investment Adviser considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker/dealer involved and the quality of service rendered by the broker/dealer in other transactions.

         It has for many years been a common practice in the investment advisory business for advisors of investment companies and other institutional investors to receive research, statistical and quotation services from brokers which execute portfolio transactions for the clients of such advisors. Consistent with this practice, the Investment Adviser may receive research, statistical and quotation services from brokers with which the Fund's portfolio transactions are placed. These services, which in some instances could also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services may be of value to the Investment Adviser in advising several of its clients (including the Fund), although not all of these services are necessarily useful and of value in managing the Fund. The fees paid to the Investment Adviser are not reduced because it receives such services.

         As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act") and the Investment Advisory Agreement, the Investment Adviser may cause the Fund to pay a broker which provides "brokerage and research services" (as defined in the 1934 Act) to the Investment Adviser an amount of disclosed commission for effecting a securities transaction for the Fund in excess of the commission which another broker would have charged for effecting that transaction. The authority of the Investment Adviser to cause the Fund to pay any such greater commissions is subject to such policies as the Trustees may adopt from time to time.

         The total brokerage commissions fees and expenses paid for the fiscal year ended December 31, 2001 were $1,049.39.

                                   FISCAL YEAR

         The Fund's fiscal year ends on December 31 of each year.

            REDEMPTION OF SHARES AND DETERMINATION OF NET ASSET VALUE

HOW TO REDEEM SHARES

         The procedures for redemption of Fund shares are summarized in the text of the Prospectus following the caption "How to Redeem." Redemption requests must be in good order, as defined in the Prospectus. Upon receipt of a redemption request in good order, the Shareholder will receive a check equal to the net asset value of the redeemed shares next determined after the redemption request has been received. The proceeds of redemption may be more or less than the shareholder's investment and thus may involve a capital gain or loss for tax purposes. See "Taxes," below. If the shares to be redeemed represent an investment made by check, the Fund reserves the right not to forward the proceeds of the redemption until the check has been collected. Mutual Shareholder Services LLC ("Administrator") serves as Transfer Agent for the Fund.

         The Fund may suspend the right of redemption and may postpone payment only when the New York Stock Exchange (the "NYSE") is closed for other than customary weekends and holidays, or if permitted by the rules of the Securities and Exchange Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Fund to dispose of its securities or for the Administrator to determine fairly the value of the Fund's net assets, or during any other period permitted by order of the Securities and Exchange Commission.

         It is currently the Fund's policy usually to pay all redemptions in cash. The Board of Trustees retains the right, however, to provide for redemptions in whole or in part by a distribution in-kind of securities held by the Fund in lieu of cash. Shareholders may incur brokerage charges on the sale of any such securities so received in payment of redemptions. In addition, the Fund may recognize gain or loss on such an in-kind distribution.

         The Fund reserves the right to redeem shares and mail the proceeds to the shareholder if at any time the net asset value of the shares in the shareholder's account in the Fund falls below a specified level, currently set at $5,000. Shareholders will be notified and will have 30 days to bring the account up to the required level before any redemption action will be taken by the Fund. The Fund also reserves the right to redeem shares in a shareholder's account in excess of an amount set from time to time by the Trustees. No such limit is presently in effect, but such a limit could be established at any time and could be applicable to existing as well as future shareholders.

HOW NET ASSET VALUE IS DETERMINED

         The net asset value per share of the Fund is determined once on each day on which the NYSE is open, at the Fund's close of business. The Fund expects that the days, other than weekend days, that the Exchange will not be open are New Year's Day, Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Fund's portfolio securities for which market quotations are readily available are valued at market value, which is determined by using the last reported sale price, or, if no sales are reported -- and in the case of certain securities traded over-the-counter -- the last reported bid price.

         Certain securities and assets of the Fund may be valued at fair value as determined in good faith by the Trustees or by persons acting at their direction pursuant to guidelines established by the Trustees. Such valuations and procedures are reviewed periodically by the Trustees. The fair value of such securities is generally determined as the amount which the Fund could reasonably expect to realize from an orderly disposition of such securities over a reasonable period of time. The valuation procedures applied in any specific instance are likely to vary from case to case. However, consideration is generally given to the financial position of the issuer and other fundamental analytical data relating to the investment and to the nature of the restrictions on disposition of the securities (including any registration expenses that might be borne by the Fund in connection with such disposition). In addition, such specific factors are also generally considered as the cost of the investment, the market value of any unrestricted securities of the same class (both at the time of purchase and at the time of valuation), the size of the holding, the prices of any recent transactions or offers with respect to such securities and any available analysts' reports regarding the issuer.

         The Administrator will calculate the Fund's daily net asset value of the shares of the Fund and maintain accurate records of such valuation for the Fund.

                                      TAXES

         Because the Fund is taxable as a Subchapter S corporation for federal income tax purposes, each Investor will include his or her share of the Fund's income, gain, loss, deduction and credits each year as reported to each Investor by the Fund.

         Distributions are taxable to Investors only to the extent that they exceed an Investor's basis in its shares of the Fund. If the distribution's exceed an Investor's basis in his or her shares of the Fund, the distribution produces capital gain in the amount the distribution exceed such basis.

         If an Investor that redeems all of his or her shares in the Fund will generally realize gain or loss computed by offsetting the redemption proceeds against the Investor's basis in his or her shares. An Investor's basis in his or her shares generally equals his or her original purchase price, decreased by (i) losses or deductions allocated to such Investor and (ii) nontaxable distributions, and increased by income allocated to such Investor. Certain adjustments are made to an Investor's basis if a redemption occurs other than at the end of the Fund's tax year. Similar "exchange" treatment also applies if such redemption (1) is not essentially equivalent to a dividend; (2) is substantially disproportionate with respect to the Investor's holdings in the Fund; or (3) the redemption is made in partial liquidation of the Fund. The applicability of each of these situations to an Investor is very fact specific and most likely will require analysis by such Investor's tax adviser.

         If an Investor redeems less than all of his or her shares in the Fund or does not qualify for "exchange" treatment, he or she may, under certain circumstances, be treated as having received a distribution from the Fund rather than engaging in an exchange receiving capital gain treatment. If an Investor is treated as receiving a distribution from the Fund, such distribution will only be taxable to the Investor to the extent that it exceeds such Investor's basis in the shares redeemed. If the redemption proceeds exceed such Investor's basis in his or her shares of the Fund, a capital gain is produced in the amount such redemption proceeds exceed such basis.

         Annually, shareholders will receive information as to the tax status of their interest in the Fund.

         The Fund is required to withhold and remit to the U.S. Treasury 31% of all dividend income earned by any shareholder account for which an incorrect or no taxpayer identification number has been provided or where the Fund is notified that the shareholder has under-reported income in the past (or the shareholder fails to certify that he is not subject to such withholding). In addition, the Fund will be required to withhold and remit to the U.S. Treasury 31% of the amount of the proceeds of any redemption of shares of a shareholder account for which an incorrect or no taxpayer identification number has been provided.

         The foregoing relates only to federal income taxation. Investors are advised to consult their own tax advisers with respect to any state and local tax consequences from investing in the Fund.

                                 5% SHAREHOLDERS

As of December 31, 2001, the following persons were the only persons who were record owners (or to the knowledge of the Fund, beneficial owners) of 5% or more shares of the Fund.

------------------------------------ -------------------------------------- ----------------- -------------------
                                                                                              PERCENTAGE OF
NAME                                 ADDRESS                                NUMBER OF SHARES  OWNERSHIP
------------------------------------ -------------------------------------- ----------------- -------------------
Jennifer Sandel Trust                3456 Prairie Avenue                         48,321             12.76%
                                     Miami Beach, Florida 33140
------------------------------------ -------------------------------------- ----------------- -------------------
David Sandel Trust                   3456 Prairie Avenue                         44,535             11.76%
                                     Miami Beach, Florida 33140
------------------------------------ -------------------------------------- ----------------- -------------------
Jeremy Sandel Trust                  3456 Prairie Avenue                         56,041             14.80%
                                     Miami Beach, Florida 33140
------------------------------------ -------------------------------------- ----------------- -------------------
Elana Nussbaum Trust                 3456 Prairie Avenue                         50,143             13.24%
                                     Miami Beach, Florida 33140
------------------------------------ -------------------------------------- ----------------- -------------------
Moshe Nussbaum Trust                 3456 Prairie Avenue                         43,532             11.50%
                                     Miami Beach, Florida 33140
------------------------------------ -------------------------------------- ----------------- -------------------
Tamar Nussbaum Trust                 3456 Prairie Avenue                         43,850             11.58%
                                     Miami Beach, Florida 33140
------------------------------------ -------------------------------------- ----------------- -------------------

                         CALCULATION OF YIELD AND RETURN

YIELD OF THE FUND

         The yield of the Fund will be computed by annualizing net investment income per share for a recent 30-day period and dividing that amount by the Fund shares' net asset value (reduced by any undeclared earned income expected to be paid shortly as a dividend) on the last trading day of that period. Net investment income will reflect amortization of any market value premium or discount of fixed-income securities, except for obligations backed by mortgages or other assets, and may include recognition of a pro rata portion of the stated dividend rate of dividend paying portfolio securities. The Fund's yield will vary from time to time depending upon market conditions, the composition of the Fund's portfolio and operating expenses of the Fund. These factors and possible differences in the methods used in calculating yield should be considered when comparing the Fund's yield to other investment companies' and other investment vehicles' yields. Yield should also be considered relative to changes in the value of the Fund's shares and to the relative risks associated with the investment objectives and policies of the Fund.

         At any time in the future, yields and total return may be higher or lower than past yields and there can be no assurance that any historical results will continue.

         Investors in the Fund are specifically advised that share prices, expressed as the net asset values per share, will vary just as yields will vary. An investor's focus on the yield of the Fund to the exclusion of the consideration of the share price may result in the investor's misunderstanding the total return he or she may derive from the Fund.

CALCULATION OF TOTAL RETURN

         Total return is a measure of the change in value of an investment in the Fund over the period covered, which assumes any dividends or capital gains distributions are reinvested immediately rather than paid to the investor in cash. The formula for total return includes four steps:

         (l) adding to the total number of shares purchased by a hypothetical $1,000 investment in the Fund all additional shares which would have been purchased if all dividends and distributions paid or distributed during the period had been immediately reinvested;

         (2) calculating the value of the hypothetical initial investment of $1,000 as of the end of the period by multiplying the total number of shares owned at the end of the period by the net asset value per share on the last trading day of the period;

         (3)      assuming redemption at the end of the period; and

         (4) dividing this account value for the hypothetical investor by the initial $1,000 investment and annualizing the result for periods of less than one year.

                             PERFORMANCE COMPARISONS

         The Fund may from time to time include the Fund's total return in information furnished to present or prospective shareholders. The Fund may from time to time also include the Fund's total return and yield and the ranking of its performance figures relative to such figures for groups of mutual funds categorized by Lipper Analytical Services, Morningstar, the Investment Company Institute and other similar services as having the same investment objective as the Fund.

PART C:  OTHER INFORMATION

ITEM 23.     EXHIBITS:
--------     ---------

(a) Certificate and Declaration of Trust of Registrant incorporated herein by reference to Exhibit (a) to the Registrant's Form N-1A Registration Statement filed on May 5, 2000 are incorporated by reference to Exhibit (a) of Pre-Effective Amendment No. 1, as filed on July 24, 2000.

(b)          By-Laws of Registrant incorporated herein by reference to Exhibit
             (b) to Pre-Effective Amendment No. 1 to Registrant's Form N-1A Registration Statement filed on July 24, 2000.

(c)          Not Applicable

(d) Investment Advisory Agreement between the Registrant and Zuckerman Management Associates, Inc., incorporated herein by reference to Exhibit (d) to Pre-Effective Amendment No. 1 to Registrant's Form N-1A Registration Statement filed on July 24, 2000.

(e)          Not Applicable

(f)          Not Applicable

(g) Custody Agreement between the Registrant and UMB Bank, N.A., incorporated herein by reference to Exhibit (g) to Pre-Effective Amendment No. 1 to Registrant's Form N-1A Registration Statement filed on July 24, 2000.

(h)(1) Accounting Services Agreement between the Registrant and Mutual Shareholder Services, LLC, incorporated herein by reference to Exhibit (h)(1) to Pre-Effective Amendment No. 1 to Registrant's Form N-1A Registration Statement filed on July 24, 2000.

(h)(2) Transfer Agent Agreement between the Registrant and Mutual Shareholder Services, LLC, incorporated herein by reference to Exhibit (h)(2) to Pre-Effective Amendment No. 1 to Registrant's Form N-1A Registration Statement filed on July 24, 2000.

(i)          Not Applicable

(j) Consent of Independent Accountants - McCurdy & Associates CPA's Inc., is filed herewith.

(k)          Not Applicable

(l)          Not Applicable

(m)          Not Applicable

(n)          Not Applicable

(o)          Not Applicable

(p)          Amended and Restated Code of Ethics, is filed herewith.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND

         Not Applicable

ITEM 25. INDEMNIFICATION

         The Registrant is organized as a Delaware business trust and is operated pursuant to a Declaration of Trust that permits the Registrant to indemnify its trustees and officers under certain circumstances. Such indemnification, however, is subject to the limitations imposed by the Investment Company Act of 1940, as amended. The Declaration of Trust of the Registrant provides that officers and trustees of the Trust shall be indemnified by the Trust against liabilities and expenses of defense in proceedings against them by reason of the fact that they each serve as an officer or trustee of the Trust or as an officer or trustee of another entity at the request of the entity. This indemnification is subject to the following conditions:

         (a) no trustee or officer of the Trust is indemnified against any liability to the Trust or its security holders which was the result of any willful misfeasance, bad faith, gross negligence, or reckless disregard of his duties;

         (b) officers and trustees of the Trust are indemnified only for actions taken in good faith which the officers and trustees believed were in or not opposed to the best interests of the Trust; and

         (c) expenses of any suit or proceeding will be paid in advance only if the persons who will benefit by such advance undertake to repay the expenses unless it subsequently is determined that such persons are entitled to indemnification.

         The Declaration of Trust of the Registrant provides that if indemnification is not ordered by a court, indemnification may be authorized upon determination by shareholders, or by a majority vote of a quorum of the trustees who were not parties to the proceedings or, if this quorum is not obtainable, if directed by a quorum of disinterested trustees, or by independent legal counsel in a written opinion, that the persons to be indemnified have met the applicable standard.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

         The Investment Adviser provides advisory services to the Registrant and other clients. Matthew M. Zuckerman, the President of the Investment Adviser, is a member of the board of directors of Beth Israel Congregation in Miami Beach, Florida. He is also a senior attending physician at Mount Sinai Hospital, as well as an adjunct professor at the University of Miami's School of Medicine. In May 1999, Mr. Zuckerman retired from his dentistry practice, Matthew M. Zuckerman, D.D.S. and Bruce M. Shaw, D.D.S., P.A.

         Nancy Z. Markovitch, the Secretary and Treasurer of the Investment Adviser, is a member of the executive board of directors of the Hillel Day School of Boca Raton (the "School"), as well as the Chairman of the School's Building Committee and Annual Fund Raising Committee. Ms. Markovitch is also a member of the Security Committee for the Palm Beach County Jewish Federation, which focuses on the safety issues surrounding the members of the Federation.

ITEM 27. PRINCIPAL UNDERWRITERS

         Not Applicable

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

         Accounts, books, and records required to be maintained and preserved by
Section 31(a) of the Investment Company Act of 1940, as amended, and Rules 31a-1 and 31a-2 thereunder, are maintained as follows:

         UMB Bank, N.A.
         928 Grand Boulevard, 10th Floor
         Attn: Bonnie Johnson
         Kansas City, MO 64106

         Mutual Shareholder Services, LLC
         8869 Brecksville Road, Suite C
         Brecksville, OH  44141

         Zuckerman Management Associates, Inc.
         801 41st Street, Suite 210
         Miami Beach, FL 33140
         (records relating to its function as Investment Adviser)

         Mutual Shareholder Services, LLC
         8869 Brecksville Road, Suite C
         Brecksville, OH  44141

ITEM 29. MANAGEMENT SERVICES

         Not Applicable

ITEM 30. UNDERTAKINGS

         None

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized in the City of Miami, and State of Florida on the 25th day of April, 2002.

                                       THE PRAIRIE FUND


                                       By:    /s/ MATTHEW M. ZUCKERMAN
                                           ------------------------------------
                                       Name:    Matthew M. Zuckerman
                                       Title:   President

                                  EXHIBIT INDEX

--------------------------------------------------------------------------------- ---------------- -------------------
NAME                                                                              EXHIBIT          PAGE #
--------------------------------------------------------------------------------- ---------------- -------------------
Certificate and Declaration of Trust of Registrant incorporated herein by            (a)
reference to Exhibit (a) to the Registrant's Form N-1A Registration Statement
filed on May 5, 2000 are incorporated by reference to Exhibit (a) of
Pre-Effective Amendment No. 1, as filed on July 24, 2000.
--------------------------------------------------------------------------------- ---------------- -------------------
By-Laws of Registrant incorporated herein by reference to Exhibit (b) to             (b)
Pre-Effective Amendment No. 1 to Registrant's Form N-1A Registration Statement
filed on July 24, 2000.
--------------------------------------------------------------------------------- ---------------- -------------------
Not Applicable                                                                       (c)
--------------------------------------------------------------------------------- ---------------- -------------------
Investment Advisory Agreement between the Registrant and Zuckerman Management        (d)
Associates, Inc., incorporated herein by reference to Exhibit (d) to
Pre-Effective Amendment No. 1 to Registrant's Form N-1A Registration Statement
filed on July 24, 2000.
--------------------------------------------------------------------------------- ---------------- -------------------
Not Applicable                                                                       (e)
--------------------------------------------------------------------------------- ---------------- -------------------
Not Applicable                                                                       (f)
--------------------------------------------------------------------------------- ---------------- -------------------
Custody Agreement between the Registrant and UMB Bank, N.A., incorporated            (g)
herein by reference to Exhibit (g) to Pre-Effective Amendment No. 1 to
Registrant's Form N-1A Registration Statement filed on July 24, 2000.
--------------------------------------------------------------------------------- ---------------- -------------------
Accounting Services Agreement between the Registrant and Mutual Shareholder          (h)(1)
Services, LLC, incorporated herein by reference to Exhibit (h)(1) to
Pre-Effective Amendment No. 1 to Registrant's Form N-1A Registration Statement
filed on July 24, 2000.
--------------------------------------------------------------------------------- ---------------- -------------------
Transfer Agent Agreement between the Registrant and Mutual Shareholder               (h)(2)
Services, LLC, incorporated herein by reference to Exhibit (h)(2) to
Pre-Effective Amendment No. 1 to Registrant's Form N-1A Registration Statement
filed on July 24, 2000.
--------------------------------------------------------------------------------- ---------------- -------------------
Not Applicable                                                                       (i)
--------------------------------------------------------------------------------- ---------------- -------------------
Consent of Independent Accountants - McCurdy & Associates CPA's Inc., is filed       (j)              Ex-99.j
herewith.
--------------------------------------------------------------------------------- ---------------- -------------------
Not Applicable                                                                       (k)
--------------------------------------------------------------------------------- ---------------- -------------------
Not Applicable                                                                       (l)
--------------------------------------------------------------------------------- ---------------- -------------------
Not Applicable                                                                       (m)
--------------------------------------------------------------------------------- ---------------- -------------------
Not Applicable                                                                       (n)
--------------------------------------------------------------------------------- ---------------- -------------------
Not Applicable                                                                       (o)
--------------------------------------------------------------------------------- ---------------- -------------------
Amended and Restated Code of Ethics, is filed herewith.                              (p)              Ex-99.p
--------------------------------------------------------------------------------- ---------------- -------------------

